UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 25, 2014 (November 25, 2014)

Exide Technologies

(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia	30004
(Address of principal executive offices)	(zip code)

(678) 566-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 17, 2014, Exide Technologies (“Exide” or the “Company”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (1) a proposed plan of reorganization for the Company (the “Proposed Plan”) and (2) a related proposed disclosure statement (the “Proposed Disclosure Statement”). Attached as Exhibit B to the Proposed Disclosure Statement were financial projections for Exide and its consolidated subsidiaries covering fiscal years 2015 through 2019 (the “Initial Financial Projections”). On November 18, 2014, a significant customer of Exide’s Transportation Americas business unit informed the Company that it would transition its relationship with Exide to a new third-party vendor over the next several months.

On November 18, 2014, Exide filed a Current Report on Form 8-K with the United States Securities and Exchange Commission announcing that it was evaluating the extent of the impact this event would have on the Initial Financial Projections filed with the Bankruptcy Court on November 17, 2014.

As a result of detailed analyses, the Company has revised the Initial Financial Projections to account for the loss of this customer account. The revised projections are attached hereto has Exhibit 99.1 (the “Revised Financial Projections”). The Company does not believe that the loss of this customer is material to the Company’s performance. As reflected in the Revised Financial Projections, Exide does not expect the loss of this customer to have any impact on the Company’s projected consolidated EBITDA for the remainder of fiscal year 2015. As further reflected in the Revised Financial Projections, Exide expects an approximate $4.8 million annual reduction in the Company’s consolidated EBITDA for fiscal years 2016 through 2019 as a result of the loss of this customer, as compared to the Initial Financial Projections and after taking into account mitigating actions described below. In arriving at these revised EBITDA forecasts, Exide has assumed implementation by the Company of various measures intended to lessen the impact of the customer loss, such as location, fleet, and workforce rationalization. Additionally, Exide expects to incur lower lead acquisition costs upon transition of the customer’s volume because of reduced reliance on higher-cost centrally purchased cores and external tolling contracts. Further, because of reduced working capital needs, Exide expects its liquidity position to be similar to the liquidity presentation contained in the Initial Financial Projections. Lastly, the Revised Financial Projections do not assume incremental offsetting volume notwithstanding Exide’s continuing capacity to produce this volume; however, Exide believes that at least some of the lost sales can be replaced by other existing customers and/or new customers over time. The Company undertakes no obligation to update or revise the Revised Financial Projections.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K and the Revised Financial Projections attached hereto as Exhibit 99.1 contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company undertakes no obligation to update or revise any forward-looking statements.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements regarding liquidity and (e) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business, and (f) statements regarding tax and liquidity impacts from asset sales and restructuring activities.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, those identified on Exhibit 99.1.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Financial Projections (Exhibit B to Proposed Disclosure Statement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

By:	/s/ Phillip A. Damaska
Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

Date: November 25, 2014

EXIDE TECHNOLOGIES

CURRENT REPORT ON FORM 8-K

Report Dated November 25, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Exhibit B Revised Financial Projections